Exhibit 99.1

Recon Reports Lower First Quarter Results But Maintains Full Year Growth Outlook

Following Temporary First Quarter Delays Anticipates Significant Pick Up in Project Completions in Subsequent Quarters

Recon Technology Fiscal Year 2015 First Quarter Investor Conference Call Scheduled for Friday, November 14th at 8:00am EST

BEIJING, Nov. 13, 2014 /PRNewswire/ -- Recon Technology, Ltd. (NASDAQ: RCON), ("Recon" or the "Company"), a leading independent oilfield services provider operating primarily in China, today reported that in its fiscal 2015 first quarter ended September 30, 2014, results were impacted by capital expenditure reductions by its industry leading state-owned customers reflecting changing industry conditions. One major consequence was the temporary postponement of a number of oil and gas projects. To a lesser extent, the reduced capital expenditures also resulted in some reduction in sales opportunities for Recon as compared to the same period last year. These factors translated to a year over year decline in FY 2015 first quarter revenues and profitability and resulted in a loss in the period.

Mr. Sheping Yin, Chairman and CEO of Recon stated, "We fully expect that projects originally scheduled to be completed in the quarter will be completed in subsequent periods during the fiscal year. Coupled with the continuing high degree of interest we are seeing in our products and technology we are anticipating a significant recovery and increase in revenues as projects are expected to be completed during this fiscal year that we believe will keep us on track with our growth plans."

Financial Highlights

In the first quarter ended September, 30, 2014:

•	Revenues declined 62.6% to $699,450 from $1,870,951* in the first fiscal quarter last year for the reasons noted above. Nevertheless, we believe customer interest in Recon products and technology remained strong.

•	With the decline in revenues, adjusted net income attributable to Recon (non-U.S. GAAP)** declined to a loss of approximately $(432,936) from a gain of approximately $135,862* in the same period last year.

•	Adjusted EBIDTA (non-U.S. GAAP) decreased year over year from approximately $240,611* in the first quarter of FY 2014 to a loss of approximately $(368,662) in first quarter of FY 2015.

•	The net loss attributable to Recon (U.S. GAAP) was approximately $(676,299), compared with net income of approximately $7,548* a year earlier.

•	Diluted EPS (U.S. GAAP) was a loss of $(0.14) per share in the first quarter of FY 2015, compared with a net profit of $0.002 per share in the first quarter of FY2014.

•	Adjusted diluted EPS** (non-U. S. GAAP) was a loss of $(0.09) compared with a gain of $0.03 in the year ago first quarter.

* Based on the exchange rate of RMB 6.1534 to US $1.00.

** Non-U.S. GAAP measures are explained in tables 1 and 2 below. Non-U.S. GAAP adjusted net income (loss) and EPS exclude certain special non-cash after tax expenses totaling $243,363, or $0.05 per share that are included in net income (loss).

Other FY 2015 First Quarter Highlights

•	Finished goods in inventory totaled $2.4 million, of which approximately 20% were furnaces shipped to customer sites.

•	Gross margins declined to 14.3% from 46% a year earlier mainly reflecting the sharp decline in revenues, as well as decreasedrevenue from higher gross margin software.

•	Operating income declined to a loss of $(722,446) compared with $81, 687 in the year ago quarter.

•	Current assets as of September 30, 2014 were approximately $20.5 million, including approximately $7.5 million in accounts receivable and about $1 million in cash and cash equivalents.

•	The Company reported no long term debt and total current liabilities of approximately $7.3 million as of September 30, 2014. After the end of the quarter, the Company received a short term loan of $975,071 from a founder of the Company.

•	Working capital as of September 30, 2014 was approximately $13.2 million.

•	Weighted average outstanding ordinary shares as of September 30, 2014 were approximately 4.76 million.

Outlook

Mr. Yin commented further, "Despite reduced drilling and lower oil prices -- as well as the continuing reforms taking place in China's oil industry -- we see continuing opportunity to expand our share of our customers' budgets with products and services that improve their productivity, safety and reduce their costs. Currently they are looking to us primarily for hardware -- in particular our oilfield furnaces -- as well as our automation products and services. We believe that with current conditions in the industry, the budgets of our customers will be shifting from exploration to increased production and development expenditures. We think we can meet their needs with our products and will continue to seek additional opportunities to expand our role on their behalf."

Research and Development and Fracking

"While focused on generating increasing near term revenue and profit," Mr. Yin continued, "we are also focused on developing new products with our outstanding research and development team that we count on to expand our Company's role in China's oil and gas fields in the future. A particular focus in recent months has been on reducing the high cost of fracking in China, which has been a major obstacle to its growth. We are confident of achieving breakthroughs in this area that will keep Recon in the forefront of future fracking activity in China."

Growth Goals: at least 20% year over year

"In our year end press release," Mr. Yin said, "we announced and discussed the growth goals we have developed. It is our belief that an achievable goal for Recon is average annual revenue growth of a minimum of 20%. Additionally, we believe that if we couple this with appropriate acquisitions, we can aim to double our revenues over the next two to three years. We further believe that with respect to our current fiscal year 2015, despite the poor start, we are still on track to achieve at least 20% year over year growth in revenues which should become more evident over the course of the year."

Conference Call Invitation

The Company will discuss Fiscal Year 2015 First Quarter results during a live conference call and webcast on Friday, November 14, 2014 at 8:00 am Eastern Standard Time.

To participate in the call, interested participants should call 1-866-620-9467 or 0086-010-95057 when calling within the United States or 010-95057 when calling from China. The Password for the Recon Technology First Quarter Investor Conference Call is: 9739 9962. Playback of the call will be available on the Recon website: www.recon.cn

SEE ATTACHED TABLES

Recon Technology, Ltd. is China's first independent oil and gas field service company listed on NASDAQ (RCON). Closely working with leading global partners, Recon has achieved rapid growth supplying China's largest oil and gas exploration companies, including Sinopec and China National Petroleum Corporation, with advanced automated technologies, efficient gathering and transportation equipment and reservoir stimulation measures. The solutions Recon provides are aimed at increasing gas and petroleum extraction levels, reducing impurities, improving safety and lowering production costs. For additional information, please visit www.recon.cn

Cautionary Statements

Statements made in this release with respect to Recon's current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Recon. Forward-looking statements include, but are not limited to, those statements using words such as "believe," "expect," "plans," "strategy," "prospects," "forecast," "estimate," "project," "anticipate," "aim," "intend," "seek," "may," "might," "could" or "should," and words of similar meaning in connection with a discussion of future operations, financial performance, events or conditions. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These statements are based on management's assumptions, judgments and beliefs in light of the information currently available to it. Recon cautions investors that a number of important risks and uncertainties could cause actual results to differ materially from those discussed in the forward-looking statements, including but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. Therefore investors should not place undue reliance on such forward-looking statements. Actual results may differ significantly from those set forth in the forward-looking statements.

All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Relations Contacts:

China

Liu Jia
Chief Financial Officer
Recon Technology, Ltd.
info@recon.cn
+86 (10) 84945799

U.S.

Ken Donenfeld
DGI Investor Relations
kdonenfeld@dgiir.com
1-212-425-5700

Table 1 Adjusted EBITDA

Adjusted EBITDA.

 We define adjusted EBITDA as net income (loss) adjusted for income tax expense, interest expense, loss from investment, non-cash stock compensation expense, depreciation and amortization. We think it is useful to an equity investor in evaluating our operating performance because: (1) it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which the assets were acquired; and (2) it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure and asset base from our operating results.

	For the Three Months Ended
	September 30,
	2013		2014		2014	Increase /		Percentage
	RMB		RMB		USD	(Decrease)		Change
Reconciliation of Adjusted EBITDA
to Net Income (loss)
Net income (loss)	RMB	206,354	RMB	(4,161,545)	$(676,299)	RMB	(4,367,899)	(2,116.7)%
Provision for income taxes		207,327		30,245	4,915		(177,082)	(85.4)%
Interest expense and foreign currency adjustment		126,959		243,918	39,639		116,959	92.1%
Change in fair value of warrants liability		-		(274,399)	(44,593)		(274,399)	(100)%
Loss from investment		374,614		-	-		(374,614)	(100)%
Restricted shares issued for consulting services		-		1,171,331	190,355		1,171,331	100%
Stock compensation expense		414,954		600,578	97,601		185,624	44.7%
Depreciation and amortization		150,368		121,347	19,720		(29,021)	(19.3)%
Adjusted EBITDA	RMB	1,480,576	RMB	(2,268,525)	$(368,662)	RMB	(3,749,101)	(253.2)%

Adjusted EBITDA decreased by approximately RMB3.7 million ($0.6 million) to approximately loss of RMB2.3 million ($0.4 million) for the three months ended September 30, 2014 compared to approximately income of RMB1.5 million income for the same period in 2013. This decrease was due to decreased revenue and increased professional service consulting expense.

Table 2 Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share

	For the Three Months Ended
	September 30,
	2013		2014		2014
	RMB		RMB		USD
Reconciliation of Net Income (loss) attributable to Recon Technology, Ltd to Adjusted Net Income (loss) attributable to Recon Technology, Ltd
Net income (loss) attributable to Recon Technology, Ltd	RMB	46,444	RMB	(4,161,545)	$(676,299)
Noncash items (A):
Change in fair value of warrants liability		-		(274,399)	(44,593)
Loss from investment		374,614		-	-
Restricted shares issued for consulting services		-		1,171,331	190,355
Stock compensation expense		414,954		600,578	97,601
Adjusted net income (loss) attributable to Recon Technology, Ltd	RMB	836,012	RMB	(2,664,035)	$(432,936)

Reconciliation of U.S. GAAP Earnings (Loss) Per Share
to Non U.S. GAAP Adjusted Earnings (Loss) Per Share
U.S. GAAP earnings (loss) per share	RMB	0.01	RMB	(0.87)	$(0.14)
Impact of special items on earnings per share		0.20		0.31	0.05
Non U.S. GAAP adjusted earnings (loss) per share	RMB	0.21	RMB	(0.56)	$(0.09)
Weighted - average shares -diluted		3,951,811		4,757,112	4,757,112

(A) Noncash items are certain expenses that are included in our U.S. GAAP reported results. There was no income tax benefit associated with the noncash items. The non-GAAP financial measures are provided to enhance investors' overall understanding of Recon's current financial performance.

FOR ADDITIONAL INFORMATION WE URGE YOU TO PLEASE CAREFULLY STUDY THE COMPANY'S FIRST QUARTER REPORT ON FORM 10-Q FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION NOVEMBER 13, 2014.

RECON TECHNOLOGY, LTD
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30,		As of September 30,		As of September 30,
	2014		2014		2014
ASSETS	RMB		RMB		U.S. Dollars
Current assets
Cash and cash equivalents	RMB	18,094,586	RMB	6,030,111	$979,964
Trade accounts receivable, net		43,553,737		38,445,529	6,247,851
Trade accounts receivable- related parties, net		7,479,298		7,934,047	1,289,376
Inventories, net		14,336,602		17,216,371	2,797,863
Other receivables, net		18,293,043		22,759,066	3,698,616
Other receivables- related parties		1,414,433		-	-
Purchase advances, net		25,759,065		26,500,238	4,306,601
Purchase advances- related parties		394,034		1,500,000	243,767
Prepaid expenses		2,634,664		4,388,693	713,214
Prepaid expenses - related parties		230,000		-	-
Deferred tax asset		1,209,961		1,211,995	196,963
Total current assets		133,399,423		125,986,050	20,474,215

Property and equipment, net		1,321,538		1,296,199	210,648
Long-term trade accounts receivable, net		14,456,317		13,588,962	2,208,366
Long-term other receivable		5,353,104		4,706,703	764,895
Total Assets	RMB	154,530,382	RMB	145,577,914	$23,658,124

LIABILITIES AND EQUITY
Current liabilities
Short-term bank loans	RMB	10,000,000	RMB	8,000,000	$1,300,094
Trade accounts payable		11,413,505		9,846,517	1,600,175
Trade accounts payable-related parties		-		389,143	63,240
Other payables		1,765,079		1,041,711	169,290
Other payable- related parties		3,306,024		3,441,336	559,258
Deferred revenue		4,419,824		4,136,518	672,233
Advances from customers		801,385		282,035	45,834
Accrued payroll and employees' welfare		417,624		446,297	72,529
Accrued expenses		203,051		217,106	35,281
Taxes payable		7,589,846		6,830,082	1,109,969
Short-term borrowings- related parties		5,207,728		5,209,561	846,615
Deferred tax liability		180,186		180,186	29,282
Warrants liability		5,021,621		4,745,754	771,241
Total current liabilities		50,325,873		44,766,246	7,275,041

Commitments and Contingency

Equity
Common stock, ($ 0.0185 U.S. dollar par value, 25,000,000 shares authorized; 4,717,336 and 4,726,711 shares issued and outstanding as of June 30, 2014 and September 30, 2014, respectively)		616,865		617,943	100,421
Additional paid-in capital		83,061,058		83,829,527	13,623,286
Appropriated retained earnings		4,148,929		4,148,929	674,250
Unappropriated retained earnings		8,431,453		4,269,908	693,910
Accumulated other comprehensive loss		(279,275)		(280,077)	(45,518)
Total shareholders' equity		95,979,030		92,586,230	15,046,349
Non-controlling interest		8,225,479		8,225,438	1,336,734
Total equity		104,204,509		100,811,668	16,383,083
Total Liabilities and Equity	RMB	154,530,382	RMB	145,577,914	$23,658,124

RECON TECHNOLOGY, LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the three months ended
	September 30,
	2013		2014		2014
	RMB		RMB		USD

Revenues
Hardware and software	RMB	11,097,092	RMB	4,245,509	$689,945
Service		-		58,491	9,505
Hardware and software - related parties		415,618		-	-
Total revenues		11,512,710		4,304,000	699,450
Cost of revenues
Hardware and software	RMB	6,118,674	RMB	3,688,686	$599,455
Hardware and software - related parties		102,936		-	-
Total cost of revenues		6,221,610		3,688,686	599,455
Gross profit		5,291,100		615,314	99,995

Selling and distribution expenses		1,353,922		700,790	113,887
General and administrative expenses		2,741,923		3,703,291	601,828
Research and development expenses		692,600		656,729	106,726
Operating expenses		4,788,445		5,060,810	822,441

Income (loss) from operations		502,655		(4,445,496)	(722,446)

Other income (expenses)
Subsidy income		333,712		214,703	34,892
Interest income		103,201		83,032	13,494
Interest expense		(221,259)		(241,844)	(39,302)
Loss from investment		(374,614)		-	-
Change in fair value of warrants liability		-		274,399	44,593
Gain (loss) from foreign currency exchange		94,300		(2,074)	(337)
Other expense		(24,314)		(14,020)	(2,278)
Other income (expenses)		(88,974)		314,196	51,062

Income (loss) before income tax		413,681		(4,131,300)	(671,384)
Provision for income tax		207,327		30,245	4,915
Net Income (loss)		206,354		(4,161,545)	(676,299)

Less: Net income attributable to non-controlling interest		159,910		-	-
Net Income (loss) attributable to Recon Technology, Ltd	RMB	46,444	RMB	(4,161,545)	$(676,299)

Comprehensive income (loss)
Net income (loss)		206,354		(4,161,545)	(676,299)
Foreign currency translation adjustment		(5,604)		(802)	(138)
Comprehensive income (loss)		200,750		(4,162,347)	(676,437)
Less: Comprehensive income attributable to non-controlling interest		159,349		(41)	(14)
Comprehensive income (loss) attributable to Recon Technology, Ltd	RMB	41,401	RMB	(4,162,306)	$(676,423)

Earnings per common share - basic and diluted	RMB	0.01	RMB	(0.87)	$(0.14)
Weighted - average shares -basic and diluted		3,951,811		4,757,112	4,757,112

RECON TECHNOLOGY, LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended September 30,
	2013		2014		2014
	RMB		RMB		U.S. Dollars

Cash flows from operating activities:
Net income (loss)	RMB	206,354	RMB	(4,161,545)	$(676,299)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation		150,368		121,347	19,720
Provision/(recovery of) for doubtful accounts		84,728		(68,361)	(11,109)
Share based compensation		414,954		600,578	97,601
Loss from investment		374,614		-	-
Deferred tax provision/(benefit)		11,868		(2,034)	(331)
Change in fair value of warrants liability		-		(274,399)	(44,593)
Restricted shares issued to consulting firm		-		1,171,331	190,355
Changes in operating assets and liabilities:
Trade accounts receivable		2,568,115		5,087,718	826,814
Trade accounts receivable-related parties		263,726		508,979	82,715
Inventories		(4,673,420)		(2,879,769)	(467,996)
Notes receivable		2,578,855		-	-
Other receivable, net		(1,703,837)		(3,818,122)	(620,491)
Other receivables related parties, net		(428,699)		1,414,433	229,862
Purchase advance, net		(2,097,795)		(1,752,557)	(284,811)
Purchase advance-related party, net		-		(1,105,966)	(179,733)
Tax recoverable		(199,225)		-	-
Prepaid expense		(224,273)		(1,754,029)	(285,050)
Prepaid expense - related party, net		-		230,000	37,378
Trade accounts payable		1,090,211		(1,566,988)	(254,654)
Trade accounts payable-related parties		(3,994,718)		389,143	63,240
Other payables		(1,013,574)		(723,368)	(117,556)
Other payables-related parties		(1,568,907)		135,312	21,990
Deferred income		78,484		(283,306)	(46,041)
Advances from customers		(35,385)		(519,350)	(84,400)
Accrued payroll and employees' welfare		136,258		28,673	4,660
Accrued expenses		9,543		14,055	2,284
Taxes payable		11,396		(759,764)	(123,471)
Net cash used in operating activities		(7,960,359)		(9,967,989)	(1,619,916)

Cash flows from investing activities:
Purchase of property and equipment		(6,720)		(96,008)	(15,602)
Net cash used in investing activities		(6,720)		(96,008)	(15,602)

Cash flows from financing activities:
Proceeds from short-term bank loans		7,560,000		-	-
Repayments of short-term bank loans		-		(2,000,000)	(325,024)
Repayment of short-term borrowings		(40,000)		-	-
Repayment of short-term borrowings-related parties		(5,236,377)		-	-
Net cash provided by (used in) financing activities		2,283,623		(2,000,000)	(325,024)

Effect of exchange rate fluctuation on cash and cash equivalents		14,967		(478)	(77)

Net decrease in cash and cash equivalents		(5,668,489)		(12,064,475)	(1,960,619)
Cash and cash equivalents at beginning of year		12,350,392		18,094,586	2,940,583
Cash and cash equivalents at end of year	RMB	6,681,903	RMB	6,030,111	$979,964

Supplemental cash flow information
Cash paid during the period for interest	RMB	212,187	RMB	230,035	$37,383
Cash paid during the period for taxes	RMB	-	RMB	32,280	$5,246

Non-cash investing and financing activities
Cancelation of prior issuance of 40,625 shares of common stock for professional services		-		1,002,721	162,954